EXHIBIT 99.1
                                                                    ------------

      ARIAD Grants Commercial License to Its Patented ARGENT(TM)
         Cell-Signaling Regulation Technology for Development
                       of New Cancer Therapies

    Partnership Leverages Broad Academic Technology Access Program


    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Oct. 11, 2006--ARIAD Pharmaceuticals, Inc. (NASDAQ: ARIA) today announced a non-exclusive, royalty-bearing license agreement to its ARGENT(TM) cell-signaling regulation technology with Bellicum Pharmaceuticals, Inc. to develop and commercialize new cancer therapies. ARIAD will have an equity stake in Bellicum and will receive additional payments based on certain development, regulatory and commercial milestones achieved by the company. Products in this partnership will use ARIAD's small-molecule dimerizer drug, AP1903, which already has successfully completed a Phase 1 clinical trial.

    "This partnership was established to create additional value for ARIAD based on our ARGENT technology without the need to invest in the development costs associated with these efforts. By providing our proprietary technology to hundreds of leading academic scientists, we have been able to facilitate the discovery of new product concepts, targets and tools," said Harvey J. Berger, M.D., chairman and chief executive officer of ARIAD. "Our primary internal focus remains the development and commercialization of our lead oncology product candidate, AP23573, initially in advanced sarcomas, followed by a series of further indications in oncology."

    The license and equity ownership agreement with Bellicum originated as academic collaborations with scientists from Baylor College of Medicine led by Professors David M. Spencer and Kevin M. Slawin who have worked extensively with ARIAD's cell-signaling regulation technologies obtained through the Company's broad-access program. To date, over 1,175 material transfer agreements with 461 different institutions in 33 countries have been put in place, including with the Howard Hughes Medical Institute and the National Institutes of Health. The ARGENT technology permits control of intracellular processes with small molecules, which is useful in the development of therapeutic vaccines and gene and cell therapy products, and which provides versatile tools for applications in cell biology, functional genomics and drug-discovery research.

    Timothy P. Clackson, Ph.D., senior vice president and chief scientific officer of ARIAD, added, "Our mTOR inhibitor programs, including AP23573, evolved directly from scientific discoveries made in our ARGENT technology program. Our early commitment to understanding mTOR as a target and regulated cell signaling continues to pay valuable scientific dividends, both in our own oncology drug development programs and in the many research areas being pursued by scientists in commercial and academic institutions throughout the world."

    Bellicum Product Candidates

    The Bellicum product candidates are based on ARIAD's technology to control the activity of genetically engineered cells with small-molecule dimerizers. The initial Bellicum product candidate is a novel immune-cell cancer vaccine to treat aggressive forms of prostate cancer. Published preclinical studies have shown that incorporating an ARGENT-inducible protein under dimerizer control into dendritic cell vaccines greatly improves the potency and longevity of the anti-tumor response observed (see, Hanks, B.A., et al, Nature Medicine 2005, 11:130-137) - findings that could be particularly important to the development of next-generation cancer vaccines.

    ARGENT(TM) Cell-signaling Regulation Technology

    The ARGENT technology is based on the principle of chemically induced dimerization, or linking, of proteins by small-molecule compounds, known as "dimerizers." These unique compounds have two binding surfaces that can interact simultaneously with two protein targets, thereby bringing them close together and triggering desired biological effects. This approach was first described by two of ARIAD's long-time collaborators and scientific founders, Professors Stuart L. Schreiber and Gerald R. Crabtree (see, Spencer, D. M., et al, Science 1993, 262, 1019-1024). ARIAD exclusively licensed this technology in 1994 and substantially developed and extended the technology further, building components for robust uses in animal studies and exploring numerous potential research and therapeutic applications.

    To facilitate broad and unencumbered access to the technology by academic scientists, Regulation Kits incorporating the ARGENT system are distributed by ARIAD at no cost to these investigators through a standard material transfer agreement available on its website. These kits have been used for a wide diversity of applications, from mapping cell signaling pathways to target validation in inducible animal models, as well as exploration of therapeutic interventions. Providing extensive access has seeded many research projects that may provide ARIAD with new product opportunities, such as the Bellicum program.

    More than 300 scientific papers have been published using the ARGENT technology. Based on these publications, over 100 different proteins have been brought under dimerizer control. These papers highlight the broad research applications of the technology in the study of cancer, cell death and survival, developmental biology, adhesion, screening and assays, development of new experimental tools, and potential therapeutic uses.

    About ARIAD

    ARIAD is engaged in the discovery and development of breakthrough medicines to treat cancer by regulating cell signaling with small molecules. The Company is developing a comprehensive approach to patients with cancer that addresses the greatest medical need - aggressive and advanced-stage cancers for which current treatments are inadequate. Medinol Ltd. also is developing stents and other medical devices that deliver ARIAD's lead cancer product candidate to prevent reblockage at sites of vascular injury following stent-assisted angioplasty. ARIAD has an exclusive license to pioneering technology and patents related to certain NF-kappaB treatment methods, and the discovery and development of drugs to regulate NF-kappaB cell-signaling activity, which may be useful in treating certain diseases. Additional information about ARIAD can be found on the web at http://www.ariad.com.

    More Information on the Web

    ARGENT Technology: http://www.ariad.com/regulationkits

    Stuart Schreiber, Ph.D.:
    http://www.broad.harvard.edu/chembio/lab_schreiber/index.html

    Gerald R. Crabtree, Ph.D.: http://crablab.stanford.edu

    David M. Spencer, Ph.D.: http://www.bcm.edu/immuno/?pmid=2030

    Kevin M. Slawin, M.D.: http://www.bcm.edu/urology/?pmid=4896

    Bellicum Pharmaceuticals, Inc.: http://www.bellicum.com

    Some of the matters discussed herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are identified by the use of words such as "may", "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on management's expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. These risks include, but are not limited to, risks and uncertainties regarding our ability to accurately estimate the timing and actual R&D expenses and other costs associated with the preclinical and clinical development and manufacture of our product candidates, the adequacy of our capital resources and the availability of additional funding, risks and uncertainties regarding our ability to manufacture or have manufactured our product candidates on a commercial scale, risks and uncertainties regarding our ability to successfully recruit centers, enroll patients and conduct clinical studies of product candidates, risks and uncertainties that clinical trial results at any phase of development may be adverse or may not be predictive of future results or lead to regulatory approval of any of our or any partner's product candidates, risks and uncertainties of third-party intellectual property claims relating to our and any partner's product candidates, and risks and uncertainties relating to regulatory oversight, the timing, scope, cost and outcome of legal and patent office proceedings, litigation, prosecution and re-examination proceedings concerning our NF-kappaB patent portfolio, future capital needs, key employees, dependence on collaborators and manufacturers, markets, economic conditions, products, services, prices, reimbursement rates, competition and other factors detailed in the Company's public filings with the Securities and Exchange Commission, including ARIAD's Annual Report on Form 10-K for the fiscal year ended December 31, 2005. The information contained in this document is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.


    CONTACT: ARIAD Pharmaceuticals, Inc.
             Edward Fitzgerald (Investors), 617-621-2345 or
             Pure Communications
             Sheryl Seapy (Media), 949-608-0841